UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Performance Share Unit Awards for Fiscal 2012

On March 19, 2012, Oxford Industries, Inc.’s (the “Company’s”) Nominating, Compensation & Governance Committee (the “Committee”) approved a Performance Share Unit Award Program for Fiscal 2012 (the “Program”) under the Company’s Amended and Restated Long-Term Stock Incentive Plan (the “LTIP”) and granted performance share unit awards to certain officers and certain other key employees of the Company under the Program.

Each performance share unit award provides the recipient with the opportunity to earn restricted share units contingent upon the Company’s achievement of certain performance objectives during its 2012 fiscal year ending February 2, 2013. The restricted share units actually earned by each recipient will be based on achievement of operating income performance goals during the performance period.  The awards provide for a target, threshold and maximum number of restricted share units that can be earned.  The actual number of restricted share units earned by an individual will be interpolated on a straight-line basis from 0 to 100% of the target number of restricted share units if the Company’s operating income for fiscal 2012 is between threshold and target performance, and from 100% to 150% of the target number of restricted share units if the Company’s operating income for fiscal 2012 is between target and maximum performance.

The restricted share units earned by recipients under the Program are further subject to cliff vesting on March 31, 2016 and will be settled in shares of the Company’s common stock.  The awards will be forfeited if the recipient is not continuously employed by the Company or one of its subsidiaries through the vesting date, unless the Committee approves otherwise or in the case of certain terminations of employment following a change of control of the Company, as further specified in the Program’s terms and conditions.

From the date of the Committee’s certification of the number of restricted share units earned by applicable individuals under the Program following completion of fiscal 2012 through the earlier of the settlement or forfeiture of the restricted share units, recipients who are employed by the Company and its U.S. subsidiaries will be paid dividend equivalents in cash in respect of the shares of the Company’s common stock represented by the individual’s earned restricted share units. Amounts received or that may be received under the Program are subject to a clawback provision in the event of certain material restatements of the Company’s financial statements.

The grants approved by the Committee to the Company’s named executive officers are as follows:

Name	Title	Number of RSUs Earned at Threshold Performance	Number of RSUs Earned at Target Performance	Number of RSUs Earned at Maximum Performance
J. Hicks Lanier	Chairman and Chief Executive Officer	0	0	0

Thomas C. Chubb III	President	0	7,682	11,524

K. Scott Grassmyer	Senior Vice President-Finance, Chief Financial Officer and Controller	0	3,121	4,682

Terry R. Pillow	CEO, Tommy Bahama Group	0	10,243	15,365

Consistent with his request to the Committee that no performance share unit awards be granted to him under the Program, no grants were made to Mr. Lanier, the Company’s Chairman and Chief Executive Officer.

The preceding is qualified in its entirety by reference to the terms and conditions of the Program, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Form of Terms and Conditions of the Oxford Industries, Inc. Performance Share Unit Award Program for Fiscal 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

March 23, 2012
/s/ Thomas E. Campbell
	Name:	Thomas E. Campbell
	Title:	Senior Vice President-Law and Administration, General Counsel and Secretary